Exhibit 10.48

EXECUTION COPY
MANUFACTURING AGREEMENT
     This Manufacturing Agreement (this “Agreement”), is entered this 21st day of May, 2007 (the “Agreement Date”), between ACF Industries, LLC, a limited liability company organized under the laws of Delaware (“Manufacturer”) and American Railcar Industries, Inc., a corporation incorporated under the laws of Delaware (“ARI”). ARI and Manufacturer are collectively referred to herein as “Parties”, in singular or plural usage, as required by context.
     Whereas, Manufacturer intends to manufacture railroad tank cars meeting the Product Specifications (the “Products”);
     Whereas, ARI desires to retain Manufacturer to manufacture the Products upon the terms and conditions set forth herein at Manufacturer’s plant located in Milton, Pennsylvania (the “Plant”);
     Whereas, ARI will provide Manufacturer with all of the materials and components (other than shop-level materials such as welding wire) necessary to manufacture the Products (the “Materials”) under the terms of this Agreement;
     Now, Therefore, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
     1. Definitions. Unless context otherwise requires, capitalized terms shall have the meaning set forth in the attached Appendix 1.
     2. Manufacture and Sale of Products.
          (a) Supply of Certain Requirements; Minimum Volumes. Subject to its manufacturing capacity at the Plant and the delivery of Purchase Orders by ARI, Manufacturer will manufacture, supply and deliver to ARI certain of its requirements for the Products during the Term (as defined herein). Subject to Manufacturer’s manufacturing capacity at the Plant, ARI will purchase certain of its requirements for the Products from Manufacturer during the Term. Notwithstanding the foregoing, ARI agrees to purchase and ACF will manufacture a minimum quantity of Products equal to an aggregate of one thousand four hundred (1400) tank cars (the “Initial Cars”), which shall be delivered to ARI by approximately March 31, 2009. The cars to be supplied to ARI shall be manufactured in accordance with the Product Specifications. The Products purchased by ARI shall be delivered in accordance with a delivery schedule to be agreed upon in writing by the Parties. Subject to Manufacturer’s manufacturing capacity at the Plant, Manufacturer shall manufacture and supply to ARI any and all additional requirements of the Products evidenced by ARI’s written Purchase Orders.
          (b) Materials. ARI shall, at its own expense and without charge to Manufacturer, procure the Materials pending manufacture of the Products. ARI shall inventory and store at the Plant the Materials pending manufacture of the Products, which inventory of Materials shall be in a quantity sufficient to manufacture ARI’s requirements for the Products. In consideration of the purchase price for the Products payable by ARI pursuant to Sections 2(c) and 11(a) hereof,

Manufacturer shall, at no additional cost to ARI, provide to ARI adequate storage facilities and provide all necessary services related thereto to enable ARI to inventory and store at the Plant a reasonable quantity of the Materials pending manufacture of the Products. Title to the Materials shall at all times remain with ARI. Manufacturer agrees to execute all appropriate documents reasonably required by ARI to properly evidence ARI is the sole legal owner of the Materials stored at the Plant and to protect ARI’s interests in the Materials, including, but not limited to, the filing of any applicable security documentation reasonably requested by ARI. Manufacturer shall insure the Materials against all risks of loss or damage due to fire, with extended coverage over such other risks as are customarily insured against, and Manufacturer shall be responsible to and shall reimburse ARI for all losses of and expenses to ARI resulting from damage to the Materials or destruction or shortage in the amount thereof or from levy or attachment or any court process or lien thereon, except losses of and expenses to ARI that may be covered by insurance or that are otherwise attributable to ARI’s actions or omissions. Manufacturer shall not have the right to pledge, mortgage, grant security interests in or otherwise encumber any of the Materials.
          (c) ARI Sales of Products. ARI shall sell all Products at their market price and in no event less than fair market value. ARI and Manufacturer shall split the Profits (as defined below) on all sales of Products by ARI as follows:
               (1) First, one hundred percent (100%) of Profits shall be paid to Manufacture to retire the start-up expenses (exclusive of capital expenditures) mutually agreed by the parties (the “Start-Up Expenses”) until all such Start-Up Expenses have been retired; and
               (2) All Profits in excess of the amount required to retire the Start-Up Expenses shall be distributed fifty percent (50%) to ARI and fifty percent (50%) to Manufacturer.
For purposes of this Agreement, “Profits” shall mean the amount realized from any sale of Products to parties other than ARI in excess of the Out of Pocket Incremental Costs (as defined herein) of such Products, and the cost of the Materials. Upon delivery of the Purchase Price to Manufacture, ARI shall deliver to Manufacturer a statement showing the calculation of Profits.
          (d) Audit Rights. Each of the Parties shall have the right to require an independent audit by a third party of the calculation of Profits and the price at which Products are sold by ARI.
      3. Representations and Warranties of Manufacturer. Manufacturer hereby makes the following representations and warranties to ARI, each of which shall be true as of the Agreement Date and throughout the Term of this Agreement:
          (a) Authorization to Conduct Business. Manufacturer is duly authorized to transact business in the manner contemplated by this Agreement.
          (b) Adherence to Laws. Manufacturer has and will adhere to all Applicable Laws relating to Manufacturer’s performance of its obligations under this Agreement (including all applicable environmental, health, safety and labor laws and regulations).

          (c) Authority. Manufacturer has full power and authority to enter into and perform (1) this Agreement; (2) any accepted Purchase Order; and (3) all documents and instruments to be executed by Manufacturer pursuant to this Agreement. This Agreement has been duly executed and delivered by Manufacturer and is enforceable in accordance with its terms.
          (d) Permit. Manufacturer warrants that it has obtained, or prior to the time it commences production of the Products will have obtained, any Permits required in connection with the production and sale to ARI of the Products, and will furnish copies or other evidence satisfactory to ARI of all such approvals upon the request of ARI.
          (e) Litigation. There is no pending litigation, which would materially impact or affect this Agreement or Manufacturer’s execution or performance hereof. Manufacturer represents and warrants that there are no outstanding Court Orders of any Governmental Authority against or involving Manufacturer which are reasonably likely to adversely affect Manufacturer’s rights to sell the Products; there are no Proceedings pending or threatened against or involving Manufacturer.
          (f) Product Warranty. Manufacturer warrants that the Products shall be merchantable and fit for the purpose for which they are intended to be used. Each of the Products shall conform to the Product Specifications and all appropriate standards, will be new, and will be free from defects in materials (other than the Materials) and workmanship at all times during the warranty period offered by ARI to its customers with respect to the Products, which such period shall not exceed the warranty period generally provided by ARI to its customers for railcars manufactured by ARI. The Products will conform to any statements made by Manufacturer on the containers or labels or advertisements for such Products and that the Products will be adequately contained, packaged, marked, and labeled. The Products furnished will conform in all respects to samples. Notwithstanding the foregoing,. Manufacturer does not warrant any of the Materials.
          (g) Title. Except for the Materials, Manufacturer has good and marketable title to the Products free and clear of all liens and has the unrestricted right to transfer title to the Products to ARI.
          (h) Intellectual Property. Subject to Section 6(b), Manufacturer owns or has the right to use all Intellectual Property necessary to perform its obligations hereunder, and none of the Products infringes or is alleged to infringe any patent or other proprietary right of any other Person.
     4. Representations and Warranties of ARI. ARI hereby makes the following representations and warranties to Manufacturer, each of which shall be true as of the Agreement Date and throughout the Term of this Agreement:
          (a) Authorization to Conduct Business. ARI is duly authorized to transact business in the manner contemplated by this Agreement.
          (b) Adherence to Laws. ARI has and will adhere to all Applicable Laws relating to the sale, export, labeling, and distribution of the Products.

          (c) Authority. ARI has full power and authority to enter into and perform (1) this Agreement; (2) any Purchase Order; and (3) all documents and instruments to be executed by ARI pursuant to this Agreement. This Agreement has been duly executed and delivered by ARI and is enforceable in accordance with its terms.
          (d) Permit. No Permit is required for the execution and delivery by ARI of this Agreement and the consummation by ARI of the transactions contemplated by this Agreement including the sale, export, and distribution of the Products. ARI warrants that it has obtained, or prior to the time it commences the sale, export, or distribution of the Products will have obtained, any Permits required in connection with the sale, export, or distribution of the Products, and will furnish copies or other evidence satisfactory to Manufacturer of all such approvals upon the request of Manufacturer.
          (e) Intellectual Property. ARI owns all intellectual property rights to which it is providing a non-exclusive license hereunder.
     5. Other Covenants of Manufacturer. Manufacturer hereby covenants as follows:
          (a) Access and Audit Rights. Manufacturer shall provide access to representatives of ARI, at all reasonable times by appointment during regular business hours, to the Plant and any other facility in which Materials or Products are being manufactured (individually, a “Facility”) and to all written records and documents with respect to, without limitation, (1) the manufacture, packaging and inspection of the Products, (2) the Start-up Expenses, (3) the costs of manufacturing the Products and performing Manufacturer’s other obligations hereunder, (4) the pricing for the Products, and (5) Manufacturer’s compliance with any applicable laws. ARI shall have the right while at any Facility to review and assess such Facility to evaluate work practices and methods and compliance with all applicable environmental, occupational health and safety laws and regulations, and good manufacturing and warehousing practices and procedures.
          (b) Quality Control. Prior to shipment, all Products to be supplied to ARI shall be checked and tested by Manufacturer in a manner intended to ensure that the Products conform to Manufacturer’s warranties contained herein and in the Purchase Order and Manufacturer shall keep records of the test results for at least one year after delivery of each Product and, upon request, provide ARI with copies thereof. Manufacturer will permit ARI to have its representatives present at any such testing.
          (c) Components. To the extent that any shop-level materials are provided by a third-party supplier, such supplier shall be approved by ARI prior to use, which approval shall not be unreasonably withheld, conditioned, or delayed.
     6. Other Covenants of ARI. ARI hereby covenants as follows:
          (a) Access and Audit Rights. ARI shall provide access to representatives of Manufacturer, at all reasonable times by appointment during regular business hours, to all written records and documents with respect to, without limitation, (1) the costs of Materials, (2) the calculation of Profits, and (3) the sales price of Products sold by ARI to its customers.

          (b) Non-Exclusive License of Intellectual Property. ARI shall provide a non-exclusive license to Manufacturer to any of ARI’s intellectual property necessary for Manufacturer to perform its obligations hereunder.
          (c) Material Costs. For the purposes of calculating profits, the cost of Materials shall be the actual cost paid by ARI to its supplier (after taking into consideration any discounts, rebates or other price reductions), which in no event shall exceed fair market value.
          (d) Sales of Products. ARI shall sell all Products at their market price and in no event less than fair market value.
     7. Non- Disclosure Covenant.
          (a) Acknowledgments By the Parties. Each of the Parties acknowledges that (a) the covenants in this Section 7 are a condition to each Party entering into this Agreement; (b) during the Term and as a part of each Party’s performance as contemplated hereunder, the Parties will be afforded access to Confidential Information; (c) public disclosure of such Confidential Information could have an adverse effect on the Parties and their respective businesses; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.
          (b) Agreements Of the Parties. In consideration of the mutual covenants and agreements of the Parties contained in this Agreement, each of the Parties covenants as follows:
               (1) During and following the Term, each Party receiving Confidential Information hereunder (in such capacity, the “Receiving Party”) will hold in confidence the Confidential Information of the other Party hereto (in such capacity, the “Disclosing Party”) and will not disclose it to any person except with the specific prior written consent of the Disclosing Party or except as required by law or as otherwise expressly permitted by the terms of this Agreement. The Receiving Party will not use the Confidential Information of the Disclosing Part, except during the Term in the course of performing the Receiving Party’s duties under this Agreement. This confidentiality obligation shall apply to all Confidential Information whether in its original form or a derivative form, and to all Confidential Information whether received or observed by the Receiving Party prior to, on or after the commencement of the Term. The Parties agree that no warranties are made expressly or implicitly regarding accuracy or completeness of Confidential Information provided under this Agreement.
               (2) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Receiving Party demonstrates was or became generally available to the public other than as a result of a disclosure by the Receiving Party.
               (3) During the Term, the Receiving Party will safeguard each tangible embodiment of the Confidential Information (whether in the form of a document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”)). The Parties recognize that, as between themselves, all of the Proprietary Items, whether or not developed by the Receiving Party, are the exclusive property of the Disclosing Party. Upon termination of this Agreement by either Party, or upon the request of the Disclosing Party during the Term, the Receiving Party will return to the Disclosing Party all of the Proprietary Items in the Receiving Party’s possession or subject to the Receiving Party’s control, and the Receiving Party shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.
               (4) Any trade secrets of the Parties hereto will be entitled to all of the protections and benefits under The Missouri Uniform Trade Secrets Act (§§417.450 to 417.467 of the Missouri Revised Statutes, as amended) and any other applicable law. If any information that a Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Each Party hereby waives any requirement that the other Party submit proof of the economic value of any trade secret or post a bond or other security.
               (5) Except as expressly provided herein, no license or right is granted hereby to either Party, by implication or otherwise, with respect to or under any patent application, patent, claims of patent or proprietary rights of the other Party. Without limiting the generality of the foregoing, neither Party shall have the right to use the other Party’s name, Trademarks, or other Intellectual Property without such other Party’s prior written consent.
               (6) The Parties recognize that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Parties and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.
               (7) Except as required by applicable law, neither party, without the prior written consent of the other, shall issue any press release or make any other public announcement or statement relating to ARI’s purchase of the Products or containing any Confidential Information.
     8. Insurance. Manufacturer shall maintain, throughout the Term, the insurance policies described in this Section 8.
          (a) Contractual Liability; Additional Insureds. All insurance shall include contractual liability insurance covering Manufacturer’s obligations to indemnify ARI as required by this Agreement. All insurance maintained by Manufacturer shall name ARI, its officers, directors, members, and employees as additional insureds, with a cross liability clause in effect on behalf of each of such entities.
          (b) Types of Insurance. During the Term, Manufacturer shall maintain the following insurance:
               (1) Commercial General Liability insurance coverage including products and completed operations, contractual liability, bodily injury and property damage. This coverage shall include a waiver of subrogation, and shall be the excess over any other valid and collectible insurance and written on an occurrence basis with limits (x) of $95,000,000 per occurrence and in the aggregate in excess of a $5,000,000 self-insured retention or (y) no less than those limits Manufacturer maintains as of the Agreement Date; and
               (2) “All Risk” property damage insurance, including earthquake and flood coverage in an amount not less than 100% of the insurable value thereof. ARI shall be shown as sole loss payee with respect to ARI’s property (if any). The coverage shall include a waiver of subrogation.
          (c) Certificates of Insurance. Manufacturer shall deliver to ARI, within 10 days of the execution of this Agreement, Certificates of Insurance in form and substance satisfactory to ARI evidencing the required coverages with limits not less than those specified in this Section 8. Further, all policies and Certificates of Insurance shall expressly provide that no less than thirty (30) days prior written notice shall be given to ARI in the event of alteration, cancellation, non-renewal or expiration of the coverage contained in such policy or evidenced by such Certificate of Insurance.
          (d) General Requirements
               All insurance coverage procured by Manufacturer shall be provided by insurance companies having policyholder ratings no lower than “A” and financial ratings not lower than “XII” in the Best’s insurance Guide, latest edition in effect as of the date of this Agreement.
     9. Independent Contractors.
          (a) Disclaimer of Intent to Become Partners. ARI and Manufacturer shall not by virtue of this Agreement be deemed partners or joint venturers. It is expressly understood that each of the Parties is acting as an independent contractor.
          (b) No Agency. Nothing contained herein shall create an agency whereby either Party may bind the other Party. Without limiting the generality of the foregoing, neither Party shall, by virtue of this Agreement, have the right to (a) enter into contracts or commitments on behalf of or in the name of the other Party; (b) sign the other Party’s name to any commercial paper, contract or other instrument; (c) contract any debt or enter into any agreement, either express or implied, binding the other Party to the payment of money; (d) receive or make payment for or on behalf of the other Party; or (e) make promises or representations on behalf of the other Party.
     10. Order Procedures.
          (a) Submission of Purchase Orders. The purchase by ARI and the sale by Manufacturer of each allotment of Products shall be governed by a written Purchase Order executed by ARI and delivered to Manufacturer. Upon receipt of ARI’s Purchase Order, Manufacturer will acknowledge receipt, verification of information, and required ship date. Manufacturer’s acknowledgment is to be forwarded to ARI within five (5) days of receipt of Purchase Order.

          (b) Terms of Purchase Orders. All Purchase Orders shall be subject to and governed by the provisions contained herein. Unless the Parties specifically agrees to a separate writing that makes specific reference to this Agreement (which such writing may be included in the applicable Purchase Order), no additional or different terms and conditions appearing on the face or reverse side of any Purchase Order, invoice, acknowledgment, or other document shall become part of this Agreement or any Purchase Order.
     11. Prices and Payment.
          (a) Prices. Prior to ARI placing a Purchase Order, Manufacturer shall quote to ARI the price, subject to adjustment, of Manufacturer’s direct labor and reasonable, incremental overhead costs attributable to such Products (the “Out of Pocket Incremental Costs”).
          (b) Payment Terms. ARI will pay (i) for those Products which have an identified end customer at the time of the Purchase Order, the Purchase Price of any Purchase Order within five (5) days after ARI’s receipt of payment for the Products from the end customer to which such Products are delivered, or (ii) for any Products which are ordered which do not have an identified end customer, ARI shall pay Manufacturer the Manufacturer’s Out of Pocket Incremental Costs attributable to such Products within five (5) days of delivery, with the balance of the Purchase Price due within five (5) days after receipt of payment for the Products from an end customer to which such Products are delivered; provided further that ARI shall have received an invoice reflecting such Out of Pocket Incremental Costs from Manufacturer by such date. Invoices shall be sent by Manufacturer in duplicate and shall reference the relevant Purchase Order number and shall identify the address, bank reference and account number where payment should be made.
     12. Delivery.
          (a) Delivery. Products shall be delivered by Manufacturer to ARI (i) at time of railroad pickup at the Plant; (ii) in finished packaged form, ready for sale/repackaging and delivery by ARI to its customers; (iii) in such quantities as specified in ARI’s written Purchase Order; and (iv) in accordance with the mutually agreed lead-times for the Products, unless ARI specifies a later date in the Purchase Order. Manufacturer shall furnish a bill of lading to ARI with each delivery of Products thereto, which bill of lading shall specify, among other information, the lot numbers and quantity of all Products delivered to ARI pursuant to such bill of lading.
          (b) Title; Risk of Loss. Title to and risk of any loss of and/or damage to the Products and Materials shall pass from Manufacturer to ARI at time of railroad pickup at the Plant.
          (c) Inspection; Warranties. Inspection, test, acceptance or use of the Products furnished hereunder shall not affect Manufacturer’s warranty obligations under this Agreement and such warranties shall survive inspection, test, acceptance and use. Manufacturer’s warranties shall run to ARI, its successors, assigns and customers, and users of Products sold by ARI. Payment for the Products delivered hereunder shall not constitute acceptance thereof. ARI shall have the right to inspect such Products and to reject any or all of said Products which are in

ARI’s reasonable judgment defective or nonconforming (except to the extent such defect or nonconformity is attributable solely to defects in the Materials). Products rejected in accordance with the terms hereof and Products supplied in excess of quantities called for herein or any Purchase Order may be returned to Manufacturer at Manufacturer’s expense and, in addition to ARI’s other rights, ARI may charge Manufacturer all expenses of unpacking, examining, repacking and reshipping such Products. If ARI receives Products in which defects or nonconformity are not apparent on examination, ARI reserves the right to require replacement, as well as payment of Damages (except to the extent such defects or nonconformity are attributable solely to defects in the Materials). Nothing contained in this Agreement shall relieve Manufacturer in any way from the obligation of testing, inspection and quality control.
          (d) Defects. Manufacturer agrees to promptly replace or correct defects of any Products not conforming to the warranties herein without expense to ARI, when notified of such nonconformity by ARI. In the event of failure of Manufacturer to correct defects in or replace nonconforming Products promptly, ARI, after reasonable notice to Manufacturer, may make such corrections or replace such Products and charge Manufacturer for the cost incurred by ARI in doing so. Notwithstanding the foregoing, Manufacturer shall have no obligation to replace or correct defective or nonconforming Products to the extent such defects or nonconformity are attributable solely to defects in the Materials.
     13. Changes/Additions and Modifications. Any changes, additions or modifications to the Product, which change affects form, fit or function of the Product, or may influence the use of Products in combination with other goods sold by ARI, shall be subject to the prior written consent of ARI. Any changes, additions or modifications to the Products as aforesaid shall not adversely affect existing equipment used or to be used in connection with the Products.
     14. Indemnification.
          (a) Indemnification by Manufacturer. Manufacturer will indemnify, defend and hold harmless ARI, ARI’s Affiliates and their customers against all Damages, arising from (1) any breach of any representation, warranty or covenant of Manufacturer under this Agreement or any Purchase Order; or (2) any injury to persons or property from the Products that results from defects in manufacturing or workmanship (other than defects attributable solely to the Materials).
          (b) Indemnification by ARI. ARI will indemnify, defend and hold harmless Manufacturer and Manufacturer’s Affiliates against all Damages arising from (1) any breach of any representation, warranty or covenant of ARI under this Agreement or any Purchase Order; or (2) any injury to persons or property from the Products that results from defects in designs provided by ARI or that is solely attributable to the Materials.
          (c) Remedies Non-Exclusive. The remedies provided in this Section 14 shall be in addition to any other rights and remedies at law or equity.
     15. Term and Termination.
          (a) Effect. This Agreement will enter into force upon signature hereof by all Parties and shall be effective as of the Agreement Date.

          (b) Term. This Agreement shall terminate on the fifth anniversary of the Agreement Date, unless terminated by ARI or Manufacturer upon six (6) months prior written notice; provided, however, if Manufacturer provides written notice of termination (the “Manufacturer Notice”), then ARI shall have thirty (30) days from the date of such Manufacturer Notice to notify Manufacturer in writing (the “ARI Notice”) that ARI commits to purchase at least 1,000 cars from Manufacturer over the twelve months following the date of the ARI Notice (“Right of First Refusal”). If ARI properly exercises its Right of First Refusal in accordance with this Section 15(b), then the Manufacturer Notice shall be deemed automatically revoked without any further action, and Manufacturer shall manufacture the cars during the applicable period. If ARI fails to deliver the ARI Notice in accordance with this Section 15(b) or otherwise fails to properly exercise its Right of First Refusal, then this Agreement shall terminate on such date specified in the Manufacturer Notice and, neither party shall have any further rights or obligations hereunder. ARI may exercise its Right of First Refusal each time Manufacturer provides a Manufacturer Notice during the five-year time. All representations and warranties of the Parties will survive the termination of this agreement and remain in effect at all times during which ARI’s warranties to its customer with respect to the Products remain in effect.
          (c) Immediate Termination. Any Party may terminate this Agreement immediately upon written notice to the other Party, without liability for said termination, if any of the following events occur: (a) the other Party files a voluntary petition in bankruptcy; (b) the other Party is adjudged bankrupt; (c) a court assumes jurisdiction of the assets of the other Party under a federal reorganization act; (d) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other Party; (e) the other Party becomes insolvent or suspends its business; or (f) the other Party makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.
          (d) Termination Upon Notice and Cure. Any Party may terminate this Agreement for a material breach or default of the Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other Party has failed to cure such breach after having been given written notice of such breach.
     16. Miscellaneous.
          (a) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the Parties in the courts of the State of Missouri, County of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.
          (b) Further Assurances. The Parties agree (1) to furnish upon request to each other such further information, (2) to execute and deliver to each other such other documents, and (3) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
          (c) Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by Applicable Law, (1) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (2) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (3) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
          (d) Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with Appendix I attached hereto, any Purchase Order issued hereunder, and the other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the Parties hereto.
          (e) Assignments, Successors, and No Third-party Rights. Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party, which may be withheld in the consenting Party’s sole discretion. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.
          (f) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (g) Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
          (h) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
          (j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to ARI:	American Railcar Industries, Inc.	If to	ACF Industries, LLC
	100 Clark Street	Manufacturer:	101 Clark Street
	St. Charles, MO 63301		St. Charles, MO 63301
	Attn: Chief Executive Officer		Attn: President
     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Missouri. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and court costs from the other party.
          (l) Force Majeure. In the event that Manufacturer is unable to deliver any Product to ARI within one hundred twenty (120) days after the delivery date set forth in the applicable Purchase Order as a result of a Force Majeure Event, ARI shall have the option to notify Manufacturer that it will not purchase such Products as to which delivery has been delayed, and the railcar quantity obligations in this agreement shall be reduced by the number of railcars that Manufacturer is unable to deliver, the Purchase Price will be reduced accordingly for each railcar that ARI has elected not to purchase, and such omitted railcar will not be deemed a “railcar” for purposes of ARI’s minimum purchase requirement set forth in Section 2(a) of this

Agreement. As used herein, a “Force Majeure Event” shall mean and include any delays in the delivery of any Car caused by strikes, lockouts (other than lockouts by Manufacturer) or other labor disturbances; shortages or late delivery of material (due to no fault of Manufacturer); unavailability, interruptions or inadequacy of fuel supplies; acts of God; war, preparation for war or other acts or interventions the military or other governmental agencies; governmental regulations; priorities given to defense orders; riot, embargoes, sabotage, act of terrorism, vandalism, malicious mischief, landslides, floods, hurricanes, earthquakes, collisions or fires; delays of subcontractors or of carriers by land, sea or air (due to no fault of Manufacturer); quarantine restrictions, shortages of labor or components and any other circumstances or cause beyond Manufacturer’s reasonable control.
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     In Witness Whereof, the undersigned have entered into this Agreement as of the date and year first written above.

ARI
American Railcar Industries, Inc.

By: /s/ James J. Unger

Printed Name: James J. Unger

Title: President and CEO

Manufacturer

ACF Industries, LLC

By: /s/ William L. Finn

Printed Name: William L. Finn

Title: President and CEO

APPENDIX 1—DEFINITIONS
(1) “Affiliate” with respect to any Party, an Affiliate means any Person that such Party directly or indirectly (a) holds 50% or more of the nominal value of the issued share capital; (b) has 50% or more of the voting power at general meetings; (c) has the power to appoint a majority of the directors; or (d) otherwise directs the activities of such Person; provided, however, that any such Person shall only be deemed to be an Affiliate as long as such relationship exists.
(2) “Agreement” means this Manufacturing Agreement.
(3) “Agreement Date” means the date of this Agreement.
(4) “Applicable Law” means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Governmental Authority.
(5) “ARI” has the meaning set forth in the preamble to this Agreement.
(6) “Materials” has the meaning set forth in the recitals of this Agreement.
(7) “Confidential Information” means any and all: (a) trade secrets concerning the business and affairs of a Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information) and any other information, however documented, that is a trade secret within the meaning of The Missouri Uniform Trade Secrets Act (§§417.450 to 417.467 of the Missouri Revised Statutes, as amended); and (b) information concerning the business and affairs of a Party (which includes historical financial statements, financial results and position, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training, techniques, and materials) however documented; and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for a Party containing or based, in whole or in part, on any information included in the foregoing. The term “Confidential Information” shall include the terms of this Agreement, the fact that Manufacturer provides the Products to ARI, and the fact that the Parties have executed this Agreement.
(8) “Copyrights” means all copyrights in both published works and unpublished works.

(9) “Court Order” Means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority or by any arbitrator.
(10) “Damages” means any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees) , whether or not involving a third-party claim.
(11) “Governmental Authority” means any (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; (f) any regulatory or self-regulatory authority compliance with which is required by Law; or (g) an official of any of the foregoing.
(12) “Intellectual Property” includes: Trademarks; Patents; Copyrights; and Confidential Information.
(13) “Manufacturer” has the meaning set forth in the preamble to this Agreement.
(14) “Party” means either or Manufacturer or ARI.
(15) “Patents” means all patents, patent applications, and inventions and discoveries that may be patentable.
(16) “Permits” means any approvals, consents, licenses, permits, certificates, orders, authorizations and approvals from any Person or Governmental Authority.
(17) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.
(18) “Proceeding” means any action, arbitration, audit, hearing, charge, compliant, investigation, litigation, petition, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
(19) “Products” has the meaning set forth in the recitals of this Agreement.
(20) “Product Specifications” means the specifications for the Products, which specifications shall be provided to Manufacturer by ARI and set forth on any Purchase Order delivered hereunder.

(21) “Purchase Order” means a purchase order or pick sheet for Products in form acceptable to ARI which shall contain at least the following information: (a) description of Product(s) subject to the Purchase Order; (b) requested delivery date; (c) applicable price; (d) location to which the Product(s) is to be shipped; and (e) ARI’s purchase order number.
(22) “Purchase Price” means the Out of Pocket Incremental Costs plus that amount of the profits payable to Manufacturer pursuant to Section 2(c) of this Agreement.
(23) “Trademarks” means any names or marks, including all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications.